UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2016

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

21st Century Oncology Holdings, Inc. (the “Company”) announced on March 4, 2016 that it was advised on November 13, 2015, by the Federal Bureau of Investigation (the “FBI”) that patient information was illegally obtained by an unauthorized third party who may have gained access to a Company database. The Company immediately hired a leading forensic firm to support its investigation, assess its system and bolster its security. Based on its investigation, the Company determined that the intruder may have accessed the database on October 3, 2015, which contained the personal information of some patients (including patient name, social security number, physician’s name, diagnoses and treatment and insurance information). The Company has no evidence that patient medical records were accessed. The Company is notifying approximately 2.2 million current and former patients that certain information may have been copied and transferred. The Company has no indication that patient information has been misused in anyway.

The FBI asked that the Company delay notification or public announcement of the incident until March 4, 2016 so as not to interfere with its investigation. Now that law enforcement’s request for delay has ended, the Company is notifying patients and regulatory agencies as quickly as possible.

The Company continues to work closely with the FBI on its investigation. In addition to security measures already in place, the Company has also taken additional steps to enhance internal security protocols to help prevent a similar incident in the future.

While the Company has contingency plans and insurance coverage for certain potential liabilities relating to the intrusion, the coverage may not be sufficient to cover all claims and liabilities. The Company will be responsible for deductibles and any other expenses that may be incurred in excess of insurance coverage. The Company will recognize these expenses in the periods in which they are incurred.

On March 4, 2016, the Company issued a press release regarding this data breach. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release issued by the Company on March 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: March 4, 2016	By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Company on March 4, 2016